SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported)     December 16, 1996
                                                    ----------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                       95-3825062
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(Commission File Number)                   (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California               90245
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(Address of Principal Executive Offices)                             (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.






On December 16, 1996, the following news release was issued:




                      UNOCAL, TOSCO SIGN AGREEMENT FOR SALE
                    OF UNOCAL'S WEST COAST DOWNSTREAM ASSETS
                    ----------------------------------------


         El Segundo, Calif., Dec. 16, 1996 -- Unocal Corporation today said that its Union Oil Company of California subsidiary and Tosco Corporation signed a definitive agreement for the sale of Unocal's West Coast petroleum refining, marketing and transportation assets. The sale is valued at approximately $2 billion.

         The assets to be sold are currently operated by Unocal's 76 Products Company business unit, which is headquartered in Costa Mesa, Calif. The company expects the sale to close in the first quarter 1997.

         "This sale is an important step in Unocal's transition from a mid-sized, regional integrated oil company to being the world's largest independent oil and gas producer with a major focus on project development," said Roger C. Beach, Unocal chairman and chief executive officer. "With this sale, we look to shifting significant resources to potentially high-return opportunities in the fast-growing economies of Asia and strengthen our resource base in the Louisiana/Gulf of Mexico region."

         The company has said it expects to use the proceeds from the sale to invest in new projects, reduce debt by about $800 million and buy back up to $400 million of the company's common stock.

         The fixed assets to be sold include Unocal's California refineries in San Francisco, Santa Maria and Los Angeles, which have a combined capacity of 251,000-barrels per day; various terminals, bulk plants and pipelines; Unocal's


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

lubricants business; Unocal's retail marketing business, including 1,100 controlled sites and 250 unbranded, non-controlled sites in six Western states; the company's commercial and industrial petroleum products business; credit card systems; and other assets.

     Unocal expects to record a $375 million aftertax book loss in the fourth quarter 1996 as a result of the sale.

         The sale is subject to approval by Tosco shareholders and clearance by various regulatory agencies, and the satisfaction of certain other conditions. Tosco plans to use debt and equity financing for the purchase.


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




ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

         (c)    EXHIBITS

2.1 Sale and Purchase Agreement for 76 Products Company, dated December 14, 1996, between Union Oil Company of California and Tosco Corporation (without attachments or schedules).

2.2 Form of Stock Purchase and Shareholder Agreement, to be dated as of January 15, 1997, by and between Tosco Corporation and Union Oil Company of California, together with form of Supplement No. 1 thereto.

2.3 Form of Environmental Agreement, to be dated as of the closing date, by and between Union Oil Company of California and Tosco Corporation (without schedules.


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




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                  UNOCAL CORPORATION
                                                     (Registrant)




Date: January 3, 1997                           By: /s/ CHARLES S. MCDOWELL
-----------------------                           ---------------------------
                                                  Charles S. McDowell,
                                                  Vice President and Comptroller




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



                               UNOCAL CORPORATION
                                  EXHIBIT INDEX

2.1 Sale and Purchase Agreement for 76 Products Company, dated December 14, 1996, between Union Oil Company of California and Tosco Corporation (without attachments or schedules).

2.2 Form of Stock Purchase and Shareholder Agreement, to be dated as of January 15, 1997, by and between Tosco Corporation and Union Oil Company of California, together with form of Supplement No. 1 thereto.

2.3 Form of Environmental Agreement, to be dated as of the closing date, by and between Union Oil Company of California and Tosco Corporation (without schedules.





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